Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

STARBUCKS CORPORATION

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	457(r)		$	$		$
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	(2)	457(r)
Fees to be Paid	Other	Warrants	(3)	457(r)
Fees to be Paid	Debt	Debt Securities	(4)	457(r)
Fees to be Paid	Debt Convertible into Equity	Debt Securities	(5)	457(r)
Fees to be Paid	Non-Convertible Debt	Debt Securities	(6)	457(r)
Fees to be Paid	Other	Purchase Contracts	(7)	457(r)
Fees to be Paid	Other	Units	(8)	457(r)
Fees to be Paid	Other	Subscription Rights	(9)	457(r)		$	$		$

Total Offering Amounts:							$
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$

__________________________________________
Offering Note(s)

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(2)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(3)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(4)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(5)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(6)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(7)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(8)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(9)	Represents securities that may be offered and sold from time to time in one or more offerings by Starbucks Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.